Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2011 Long-Term Incentive Plan (2011 Plan) of Windtree Therapeutics, Inc. of our reports dated April 17, 2018, with respect to the consolidated financial statements of Windtree Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 18, 2018